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                                                                    EXHIBIT 21.1


                               MOVIE GALLERY, INC.

                              LIST OF SUBSIDIARIES

                                                              STATE OR PROVINCE
  NAME OF SUBSIDIARY                                          OF INCORPORATION
  -----------------------------------------------------      -------------------

  Movie Gallery US, Inc.                                     Delaware
  Movie Gallery Services, Inc.                               Delaware
  Movie Gallery Licensing, Inc.                              Delaware
  Movie Gallery Asset Management, Inc.                       Delaware
  M.G.A. Realty I, LLC                                       Delaware
  M.G. Digital, LLC                                          Delaware
  Movie Gallery Finance, Inc.                                Delaware
  Movie Gallery Canada, Inc.                                 New Brunswick
  Hollywood Entertainment Corporation                        Oregon
  Hollywood Management Company                               Delaware
  VHQ Entertainment, Inc. (majority owned)                   Canada
  Movie Gallery Mexico, Inc., S. DE R.L. DE C.V.             Mexico
